Exhibit 99


                [LETTERHEAD OF COMMONWEALTH BANCORP, INC.]




For release:   IMMEDIATELY

Contact:       Charles M. Johnston, Chief Financial Officer
               Commonwealth Bancorp, Inc.
               (610) 313-2189


             COMMONWEALTH BANCORP, INC. DECLARES CASH DIVIDEND


Norristown, PA, June 18, 2002 - Commonwealth Bancorp, Inc. (NASDAQ: CMSB) announced today that its Board of Directors has declared a cash dividend of $0.17 per share of common stock. The dividend is payable on July 12, 2002, to shareholders of record at the close of business on June 28, 2002.

Commonwealth Bancorp, Inc., with consolidated assets of $1.8 billion, is the holding company for Commonwealth Bank, which has 60 branches throughout Southeast Pennsylvania.